   As Filed With the Securities and Exchange Commission on March 14, 1997
                                                        Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington. D.C. 20549

                             ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             ----------------------

                           MICRO THERAPEUTICS, INC.
            (Exact name of registrant as specified in its charter)


                 Delaware                                 33-0569235
     (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                   Identification No.)

                             1062 Calle Negocio #F,
                         San Clemente, California 92673
               (Address of Principal Executive Offices) (Zip Code)

                             ----------------------

   1993 INCENTIVE STOCK OPTION, NONQUALIFIED STOCK OPTION AND RESTRICTED STOCK
                                  PURCHASE PLAN

                            1996 STOCK INCENTIVE PLAN

                           (Full titles of the plans)

                             ----------------------

              George Wallace, President and Chief Executive Officer
                            Micro Therapeutics, Inc.
              1062 Calle Negocio #F, San Clemente, California 92673
                     (Name and address of agent for service)

                                 (714) 361-0616
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Bruce Feuchter, Esq.
          Stradling, Yocca, Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                       [cover page continued on next page]

                            [cover page continued]


                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                                   Proposed
                                   Proposed         Maximum
    Title of         Offering       Maximum        Aggregate       Amount of
   Securities     Amount To Be   Offering Price    Offering      Registration
To Be Registered  Registered (1)   Per Share       Price (2)          Fee
-------------------------------------------------------------------------------
 Common Stock,      1,250,000          (2)         $5,595,868      $1,695.72
$.001 par value      shares
-------------------------------------------------------------------------------

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Company's 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the "1993 Plan") and the 1996 Stock Incentive Plan
      (the "1996 Plan").

(2) In accordance with Rule 457(h), the aggregate offering price of 704,600 shares of Common Stock registered hereby, which are issuable upon exercise of options granted under the 1993 Plan and the 1996 Plan, is based upon the per share exercise price of such outstanding options, the weighted average of which is approximately $2.33 per share. With respect to the remaining 545,400 shares of Common Stock registered hereby which are issuable upon exercise of the remaining options which Registrant is authorized to issue under its 1993 Plan and the 1996 Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on March 11, 1997, which was $7.25 per share.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents are incorporated herein by reference:

      (a) The Registrant's Prospectus dated February 18, 1997 filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Act").

      (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Prospectus referred to in (a) above.

      (c) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      (a) As permitted by the Delaware General Corporation Law, the Registrant's Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Registrant's Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

      (b) The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide for the indemnification of directors and officers of the Company against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law. The Registrant also maintains directors and officers liability insurance, under which directors and officers are insured against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

      The following exhibits are filed as part of this Registration Statement:

           Number                         Description
           ------                         -----------
            4.1         1993 Incentive Stock Option, Nonqualified Stock Option
                        and Restricted Stock Purchase Plan, incorporated by
                        reference to Exhibit 10.6 to the Company's Registration
                        Statement on Form SB-2, No. 333-17345, effective on
                        February 14, 1997.

            4.2         1996 Stock Incentive Plan, incorporated by reference to
                        Exhibit 10.7 to the Company's Registration Statement on
                        Form SB-2, No. 333-17345, effective on February 14,
                        1997.

            5.1         Opinion of Stradling, Yocca, Carlson & Rauth, a
                        Professional Corporation, Counsel to the Registrant.

            23.1        Consent of Stradling, Yocca, Carlson & Rauth, a
                        Professional Corporation (included in the Opinion filed as Exhibit 5.1).

            23.2 Consent of Coopers & Lybrand L.L.P., independent accountants.

            24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

Item 9.  Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)   To  include   any   prospectus   required  by  Section
            10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on the 13th day of March, 1997.

                                  MICRO THERAPEUTICS


                                  By:   /s/ George Wallace
                                        -------------------------------------
                                        George Wallace
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)


                                POWER OF ATTORNEY

      We, the undersigned officers and directors of Micro Therapeutics, Inc., do hereby constitute and appoint George Wallace and Thomas Berryman, or either of them, as our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                       Title                       Date
       ---------                       -----                       ----
    /s/ George Wallace          President, Chief Executive     March 13, 1997
---------------------------     Officer and Director
      George Wallace


    /s/ Thomas Berryman         Vice  President  of Finance    March 13, 1997
---------------------------     and Chief Financial
      Thomas Berryman           Officer (Principal Financial
                                and Accounting Officer)



 /s/ H. Dubose Montgomery       Chairman of the Board and      March 13, 1997
---------------------------     Director
   H. Dubose Montgomery

     /s/ Wende Hutton           Director                       March 13, 1997
---------------------------
       Wende Hutton


      /s/ Dick Allen            Director                       March 13, 1997
---------------------------
        Dick Allen

                                  EXHIBIT INDEX

Exhibit
Number         Description
------         -----------
4.1            1993 Incentive Stock Option, Nonqualified Stock Option and
               Restricted Stock Purchase Plan, incorporated by reference to
               Exhibit 10.6 to the Company's Registration Statement on Form
               SB-2, No. 333-17345, effective on February 14, 1997.

4.2            1996 Stock Incentive Plan, incorporated by reference to Exhibit
               10.7 to the Company's Registration Statement on Form SB-2, No.
               333-17345, effective on February 14, 1997.

5.1            Opinion of Stradling, Yocca, Carlson & Rauth, a Professional
               Corporation, Counsel to the Registrant.

23.1           Consent of Stradling, Yocca, Carlson & Rauth, a Professional
               Corporation (included in the Opinion filed as Exhibit 5.1).

23.2           Consent of Coopers & Lybrand L.L.P., independent accountants.

24.1           Power of Attorney (included on signature page to the Registration
               Statement at page S-1).